EXHIBIT 2.1



                   STOCK PURCHASE AGREEMENT

                   Dated as of June 18, 2009

                         By and Among


                         G. Darcy Klug

                              and

                           Anthony Hu

                              and

                         Simon Crighton

                              and

                          Robert Young

                              and

                       HSM Holdings, Inc.




                   STOCK PURCHASE AGREEMENT

This stock purchase agreement (Agreement), dated as of June 18, 2009, is entered into by and among HSM Holdings, Inc. (HSM or the Company) and Anthony Hu, Robert Young and Simon Crighton, (each a
Seller and collectively, the Sellers), and G. Darcy Klug (the Purchaser and together with the Company and the Sellers, the Parties).

                     W I T N E S S E T H:

     WHEREAS, the Sellers, are shareholders of HSM, a corporation organized and existing under the laws of the State of Delaware, who own and/or control in the aggregate 10,000,000 shares of the Company, which represents 100% of the issued and outstanding common shares of the Company; and

     WHEREAS, the Purchaser desires to acquire all of such shares of the Company.

     NOW, THEREFORE, in consideration of the premises and of the covenants, representations, warranties and agreements herein contained, the Parties have reached the following agreement with respect to the sale by the Sellers of such common stock of the Company to the Purchaser:

SECTION 1. CONSTRUCTION AND INTERPRETATION

     1.1. Principles of Construction.

     (a) All references to Articles, Sections, subsections and Appendixes are to Articles, Sections, subsections and Appendixes in or to this Agreement unless otherwise specified. The words hereof, herein and hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term including is not limiting and means including without limitations.

     (b) In the computation of periods of time from a specified date to a later specified date, the word from means from and including; the words to and until each mean to but excluding; and the word through means to and including.

     (c) The Table of Contents hereto and the Section headings herein are for convenience only and shall not affect the construction hereof.

     (d) This Agreement is the result of negotiations among and has been reviewed by each Partys counsel. Accordingly, this Agreement shall not be construed against any Party merely because of such Partys involvement in its preparation.

     (e) Wherever in this Agreement the intent so requires, reference to the neuter, masculine or feminine shall be deemed to include each of the other, and reference to either the singular or the plural shall be deemed to include the other.


SECTION 2.  THE TRANSACTION

     2.1. Purchase Price:

     The Sellers hereby agree to sell to the Purchaser, and the Purchaser, in reliance on the representations and warranties contained herein, and subject to the terms and conditions of this Agreement, agrees to purchase from the Sellers 10,000,000 common shares of the capital stock of HSM (the Acquired Shares) for a total purchase price of $40,000 (the Purchase Price), payable in full to the Sellers according to the terms of this Agreement, in United States currency as directed by the Sellers at Closing.

     2.2. Transfer of Shares and Terms of Payment:

     In consideration for the transfer of the Acquired Shares by the Sellers to the Purchaser, the Purchaser shall pay the Purchase Price in accordance with the terms of this Agreement. Transfer of the shares and payment thereof shall be in the following manner:

     i) Upon execution of this Agreement, the Purchaser shall transfer $40,000 (Payment) to Anslow & Jaclin, LLP (the Escrow Agent).

     ii) Simultaneously with the transfer of the Payment, the Sellers shall deliver to the Escrow Agent, the certificates for the Acquired Shares duly endorsed for transfer or with executed stock powers attached to be released and delivered to Buyer upon receipt of the Payment by the Escrow Agent.

     2.3. Closing.

     Subject to the terms and conditions of this Agreement, the Closing shall take place by wire transfer and overnight mail on or before 5:00 P.M. EST on June 18, 2009 (the Closing Date).

     SECTION 3.  REPRESENTATIONS AND WARRANTIES

     3.1. Representations and Warranties of the Sellers:

     3.1.1 The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has all corporate power necessary to engage in all transactions in which it has been involved, as well as any general business transactions in the future that may be desired by its directors.

     3.1.2 The Company is in good standing with the Secretary of State of Delaware.

     3.1.3 Prior to or at Closing, all of the Companys outstanding debts and obligations shall be paid off (at no expense or liability to the Purchaser) and the Seller shall provide Purchaser with evidence of such payoff. Should the Purchaser discover any obligation of the Company that was not paid prior to the Closing Date, the Sellers undertake to indemnify the Purchaser for any and all such liabilities, whether outstanding or contingent at the time of Closing.

     3.1.4 The Company will have no assets or liabilities at the Closing Date.

     3.1.5 The Company is not subject to any pending or threatened litigation, claims or lawsuits from any party, and there are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.

      3.1.6 The Company is not a party to any contract, lease or agreement which would subject it to any performance or business obligations in the future after the Closing.

      3.1.7 The Company does not own any real estate or any interests in real estate.

      3.1.8 The Company is not liable for any income, real or personal property taxes to any governmental or state agencies whatsoever. The Company has timely filed all income, real or personal property, sales, use, employment or other governmental tax returns or reports required to be filed by it with any federal, state or other governmental agency and all taxes required to be paid by the Company in respect of such returns have been paid in full. None of such returns are subject to examination by any such taxing authority and the Company has not received notice of any intention to require the Company to file any additional tax returns in any jurisdiction to which it may be subject.

     3.1.9 The Company, to the actual knowledge of Sellers, is not in violation of any provision of laws or regulations of federal, state or local government authorities and agencies.

     3.1.10 The Sellers either are or on the Closing Date will be the lawful owners of record of the Acquired Shares, and the Sellers presently have, and will have at the Closing Date, the power to transfer and deliver the Acquired Shares to the Purchaser in accordance with the terms of this Agreement. The delivery to the Purchaser of certificates evidencing the transfer of the Acquired Shares pursuant to the provisions of this Agreement will transfer to the Purchaser good and marketable title thereto, free and clear of all liens, encumbrances, restrictions and claims of any kind.

     3.1.11 There are no authorized shares of the Company other than 100,000,000 common shares and 10,000,000 preferred shares, and there are no issued and outstanding shares of the Company other than 10,000,000 common shares. Sellers at the Closing Date will have full and valid title to the Acquired Shares, and there will be no existing impediment or encumbrance to the sale and transfer of the Acquired Shares to the Purchaser; and on delivery to the Purchaser of the Acquired Shares being sold hereby, all of such Shares shall be free and clear of all liens, encumbrances, charges or assessments of any kind; such Shares will be legally and validly issued and fully paid and non-assessable shares of the Companys common stock; and all such common stock has been issued under duly authorized resolutions of the Board of Directors of the Company.

     3.1.12 All issuances of the Company of the shares in their common stock in past transactions have been legally and validly effected, without violation of any preemptive rights, and all of such shares of common stock are fully paid and non-assessable.

     3.1.13 There are no outstanding subscriptions, options, warrants, convertible securities or rights or commitments of any nature in regard to the Companys authorized but unissued common stock or any agreements restricting the transfer of outstanding or authorized but unissued common stock.

     3.1.14 There are no outstanding judgments, liens or any other security interests filed against the Company or any of its properties.

     3.1.15     The Company has no subsidiaries.

     3.1.16 The Company has no employment contracts or agreements with any of its officers, directors, or with any consultants; and the Company has no employees or other such parties.

     3.1.17 The Company has no insurance or employee benefit plans whatsoever.

     3.1.18 The Company is not in default under any contract, or any other document.

     3.1.19 The Company has no outstanding powers of attorney and no obligations concerning the performance of the Sellers concerning this Agreement.

     3.1.20 The execution and delivery of this Agreement, and the subsequent closing thereof, will not result in the breach by the Company or the Sellers of any agreement or other instrument to which they are or have been a party.

     3.1.21 All financial and other information which the Company and/or the Sellers furnished or will furnish to the Purchaser, including information with regard to the Company and/or the Sellers contained in the SEC filings filed by the Company since its inception (i) is true, accurate and complete as of its date and in all material respects except to the extent such information is superseded by information marked as such, (ii) does not omit any material fact, not misleading and (iii) presents fairly the financial condition of the organization as of the date and for the period covered thereby.

     3.1.22 The common stock of the Company is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the Exchange Act) and there are no proceedings pending to revoke or terminate such registration. Since the date of the common stocks registration under the Exchange Act, the Company has filed all reports with the Securities and Exchange Commission required to be filed by the Exchange Act, including its Quarterly Report on Form 10-Q for the first quarter of 2009, and all such reports were filed timely.

     The representations and warranties herein by the Sellers shall be true and correct in all material respects on and as of the Closing Date hereof with the same force and effect as though said representations and warranties had been made on and as of the Closing Date.

      The representations and warranties made above shall survive the Closing Date and shall expire for all purposes in the date numerically corresponding to the Closing Date in the twelfth month after the Closing Date.

     3.2. Covenants of the Sellers and the Company.

     From the date of this Agreement and until the Closing Date, the Sellers and the Company covenant the following:

     3.2.1 The Sellers will, to the best of their respective abilities, preserve intact the current status of the Company as a 1934 Exchange Act company.

     3.2.2 The Sellers will furnish Purchaser with all corporate records and documents, such as Articles of Incorporation and Bylaws, minute books, stock books, or any other corporate document or record (including financial and bank documents, books and records) requested by the Purchaser.

     3.2.3 The Company will not enter into any contract or business transaction, merger or business combination, or incur any further debts or obligations without the express written consent of the Purchaser.

     3.2.4 The Company will not amend or change its Articles of Incorporation or Bylaws, or issue any further shares or create any other class of shares in the Company without the express written consent of the Purchaser.

     3.2.5 The Company will not issue any stock options, warrants or other rights or interests in or to its shares without the express written consent of the Purchaser.

     3.2.6 The Sellers will not encumber or mortgage any right or interest in their shares of the common stock being sold to the Purchaser hereunder, and also they will not transfer any rights to such shares of the common stock to any third party whatsoever.

     3.2.7 The Company will not declare any dividend in cash or stock, or any other benefit.

     3.2.8 The Company will not institute any bonus, benefit, profit sharing, stock option, pension retirement plan or similar arrangement.

     3.2.9 At Closing, the Company and the Sellers will obtain and submit to the Purchaser resignations of current officers and directors.

     3.2.10 The Sellers agree to indemnify the Purchaser against and to pay any loss, damage, expense or claim or other liability incurred or suffered by the Purchaser by reason of the breach of any covenant or inaccuracy of any warranty or representation contained in this Agreement.

     3.3     Representations and Warranties of the Purchaser.

     3.3.1 The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the shares being sold to it hereunder. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no further consent or authorization of such Purchaser is required. This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms thereof.

     3.3.2 The Purchaser is, and will be at the time of the execution of this Agreement, an accredited investor, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Purchaser to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Purchaser has the authority and is duly and legally qualified to purchase and own shares of the Company. The Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Purchaser is accurate.

     3.3.3 On the Closing Date, such Purchaser will purchase the Acquired Shares pursuant to the terms of this Agreement for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

     3.3.4 The Purchaser understands and agrees that the Acquired Shares have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Purchaser contained herein), and that such Acquired Shares must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. In any event, and subject to compliance with applicable securities laws, the Purchaser may enter into lawful hedging transactions in the course of hedging the position they assume and the Purchaser may also enter into lawful short positions or other derivative transactions relating to the Acquired Shares, or interests in the Acquired Shares, and deliver the Acquired Shares, or interests in the Acquired Shares, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Acquired Shares, or interests in the Acquired Shares, to third parties who in turn may dispose of these Acquired Shares.

     3.3.5 The Acquired Shares shall bear the following or similar legend:

THE ISSUANCE AND SALE OF THE SECURITIES
REPRESENTED BY THIS CERTIFICATE HAS NOT
BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED, NOR APPLICABLE STATE
SECURITIES LAWS.  THE SECURITIES MAY NOT BE
OFFERED FOR SALE, SOLD, TRANSFERRED OR
ASSIGNED (I) IN THE ABSENCE OF (A) AN
EFFECTIVE REGISTRATION STATEMENT FOR THE
SECURITIES UNDER THE SECURITIES ACT OF 1933,
AS AMENDED, OR (B) AN OPINION OF COUNSEL
(WHICH COUNSEL SHALL BE SELECTED BY THE
HOLDER), IN A GENERALLY ACCEPTABLE FORM,
THAT REGISTRATION IS NOT REQUIRED UNDER
SAID ACT OR (II) UNLESS SOLD PURSUANT TO
RULE 144 OR RULE 144A UNDER SAID ACT.
NOTWITHSTANDING THE FOREGOING, THE
SECURITIES MAY BE PLEDGED IN CONNECTION
WITH A BONA FIDE MARGIN ACCOUNT OR OTHER
LOAN OR FINANCING ARRANGEMENT SECURED
BY THE SECURITIES.

     3.3.6 The offer to sell the Acquired Shares was directly communicated to such Purchaser by the Company. At no time was such Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

     3.3.7 Such Purchaser represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Purchaser otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

     3.3.8 The foregoing representations and warranties shall survive the Closing Date and for a period of one year thereafter.

     SECTION 4.  MISCELLANEOUS

     4.1. Expenses.

     Each of the Parties shall bear his own expenses in connection with the transactions contemplated by this Agreement.

     4.2. Governing Law.

     The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Delaware applicable to agreements executed and to be wholly performed solely within such state.

     4.3. Resignation of Old and Appointment of New Board of Directors and Officers.

	The Company and the Sellers shall take such corporate action(s) required by HSMs Articles of Incorporation and/or Bylaws to (a) appoint the below named persons to their respective positions, to be effective on the eleventh day following the Closing Date, and (b) obtain and submit to the Purchaser, together with all required corporate action(s) the resignation of the current board of directors, and any and all corporate officers and check signers as of the Closing Date.

Name
Position
G. Darcy Klug
Director, President and CEO

     4.4. Disclosure.

	The Sellers and the Company agree that they will not make any public comments, statements, or communications with respect to, or otherwise disclose the execution of this Agreement or the terms and conditions of the transactions contemplated by this Agreement without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

     4.5. Notices.

     Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by overnight registered mail, postage prepaid, addressed as follows:

If to Sellers, to:

        Anthony Hu
        Simon Crighton
        Robert Young
        P.O. Box 527531
        Flushing, NY 11352

If to the Company:

        HSM Holdings, Inc.
        P.O. Box 527531
        Flushing, NY 11352

        With a copy to (which shall not constitute notice):

        Gregg E. Jaclin, Esq.
        Anslow & Jaclin, LLP
        195 Route 9, Suite 204
        Manalapan, NJ 07726

If to the Purchaser, to:

        G. Darcy Klug
        P.O. Box 53929
        Lafayette, LA 70505-3929

        With a copy to (which shall not constitute notice):

        James J. Spring, III
        Chamberlain, Hrdlicka, White, Williams & Martin
        1200 Smith Street, Suite 1400
        Houston, Texas 77002

Or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall, if properly addressed, be deemed to have been given as of the date so delivered or sent by facsimile.

     4.6. Parties in Interest.

     This Agreement may not be transferred, assigned or pledged by any Party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

     4.7. Entire Agreement.

     This Agreement and the other documents referred to herein contain the entire understanding of the Parties hereto with respect to the subject matter contained herein. This Agreement shall supersede all prior agreements and understandings between the Parties with respect to the transactions contemplated herein, including, but not limited to, the LOI.

     4.8. Amendments.

     This Agreement may not be amended or modified orally, but only by an agreement in writing signed by the Parties.

     4.9. Severability.

     In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

     4.10. Counterparts.

     This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier, PDF or facsimile transmission, any one of which shall constitute an original of this Agreement. When counterparts of copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The Parties agree that all such signatures may be transferred to a single document upon the request of any Party.


[-signature page follows-]

     IN WITNESS WHEREOF, each of the Parties hereto has caused its/his name to be hereunto subscribed as of the day and year first above written.

                                        Company:

                                        HSM Holdings, Inc.

                                        By: /s/ Anthony Hu
                                        Name: Anthony Hu
                                        Title: Chief Executive Officer

                                        Sellers:

                                        By: /s/ Anthony Hu
                                        Name: Anthony Hu, Individually

                                        By: /s/ Simone Crighton
                                        Name: Simon Crighton, Individually

                                        By: /s/ Robert Young
					Name: Robert Young, Individually

                                        Purchaser:

                                        By: /s/ G. Darcy Klug
                                        Name: G. Darcy Klug, Individually